Exhibit 5.2

Courtney T. Thorne +1 617 937 2300 cthorne@cooley.com

August 6, 2024

Repare Therapeutics Inc.

7171 Frederick-Banting, Building 2, Suite 270

St-Laurent, Québec, Canada H4S 1Z9

Ladies and Gentlemen:

We have acted as U.S. counsel to Repare Therapeutics Inc., a corporation organized under the Business Corporations Act (Québec) (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of the sale of the following securities:

•	common shares, no par value per share, of the Company (the “Common Shares”);

•	preferred shares, no par value per share, of the Company (the “Preferred Shares”);

•

debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.5 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities(the “Indenture”); and

•

warrants to purchase Common Shares, Preferred Shares, or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms filed as Exhibits 4.7, 4.8 and 4.9 to the Registration Statement, respectively (each, a “Warrant Agreement”).

The Common Shares, the Preferred Shares, the Debt Securities and the Warrants, plus any additional Common Shares, Preferred Shares, Debt Securities or Warrants that may be registered pursuant to any registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Repare Therapeutics Inc.

August 6, 2024

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In rendering this opinion, we have assumed the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; and the accuracy, completeness and authenticity of certificates of public officials. We have also assumed that (i) the Company is validly existing under the laws of the Provence of Quebec, has the corporate power to enter into and perform its obligations under the Debt Securities, the Indenture and the Warrants in accordance with their terms, (ii) upon issuance, the Company will have duly authorized, executed and delivered the Debt Securities, the Indenture or the Warrants in accordance with its organizational documents and the laws of the Provence of Quebec, (iii) any Ordinary Shares issued upon conversion of the Debt Securities or upon exercise of Warrants will be duly authorized, validly issued, fully paid and nonassessable, and (iv) the execution, delivery and performance by the Company of its obligations under the Debt Securities, the Indenture or the Warrants will not violate the laws of the Provence of Quebec or Canada or any other applicable laws (excepting from such assumption the laws of the State of New York). We have also assumed that any Debt Securities or any Warrants offered under the Registration Statement and the related Indenture or Warrant Agreements, as applicable, will be executed in the forms filed or incorporated by reference as exhibits to the Registration Statement. We have also assumed that with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (iv) the terms of the Debt Securities and their issuance and sale have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative articles of continuance (the “Articles of Continuance”) and bylaws (the “Bylaws”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

Cooley LLP 500 Boylston Street, 14th Floor, Boston, MA 02116

t: (617) 937-2300 f: (617) 937-2400 cooley.com

Repare Therapeutics Inc.

August 6, 2024

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2. With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Continuance and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Cooley LLP 500 Boylston Street, 14th Floor, Boston, MA 02116

t: (617) 937-2300 f: (617) 937-2400 cooley.com

Repare Therapeutics Inc.

August 6, 2024

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Sincerely,

COOLEY LLP

By:	/s/ Courtney T. Thorne
Courtney T. Thorne

Cooley LLP 500 Boylston Street, 14th Floor, Boston, MA 02116

t: (617) 937-2300 f: (617) 937-2400 cooley.com